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                                                                      EXHIBIT 99

[LOGO]                                              FOR IMMEDIATE RELEASE
                                                    CONTACT:  CONWAY G. IVY
                                                    VICE PRESIDENT, CORPORATE
                                                    PLANNING AND DEVELOPMENT
                                                    216-566-2102

                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

         CLEVELAND, November 6, 1998 -- Thomas A. Commes has announced his intention to retire in the Spring, 1999. Mr. Commes joined The Sherwin-Williams Company in 1979 and served as CFO until 1986 when he was appointed President and COO. He has served as a member of the Board of Directors since 1980. There will be no organizational or reporting changes made at this time.